Exhibit 99.2

PRESS RELEASE

Monday, October 10, 2005

iVOW Announces Reverse Stock Split

CARLSBAD, Calif., Oct. 10 /PRNewswire-FirstCall/ — iVOW, Inc. (Nasdaq: IVOW), today announced that its Board of Directors has determined that it is in the best interests of the Company and its stockholders to effect a one-for-ten reverse stock split of iVOW’s common stock. The reverse stock split will take effect after the close of trading on Monday, October 10, 2005, and iVOW’s common stock will begin trading, as adjusted for the reverse stock split, on Tuesday, October 11, 2005. As a result of the reverse stock split, each 10 shares of common stock will be exchanged for one share of common stock, and the total number of shares outstanding will be reduced from approximately 21.2 million shares to approximately 2.1 million shares. Stockholders will receive cash in lieu of iVOW common stock for any fraction of a share that the stockholder would otherwise be entitled to receive as a result of the reverse stock split.

iVOW’s common stock will trade under the symbol “IVOWD” for 20 trading days beginning on October 11, 2005 to designate that it is trading on a post-reverse split basis. The common stock will resume trading under the symbol “IVOW” after the 20-day period (i.e., November 8, 2005).

At a special meeting of stockholders held on July 19, 2005, the Company’s stockholders granted authority to the Board of Directors to file an amendment to the Company’s existing Certificate of Incorporation to effect the reverse stock split.

“The Board of Directors authorized the reverse stock split to assist our efforts to maintain compliance with the continued listing requirements of the Nasdaq Capital Market,” said Dr. Michael Owens, President and CEO of iVOW. “Following the announcement of our plans to acquire Sound Health Solutions earlier today, we are optimistic about the opportunities we have to grow the business through our combined medical and surgical models for the treatment of obesity, and believe it is important for both the Company and our stockholders to maintain our listing on the Nasdaq Capital Market.”

iVOW

Our business is focused exclusively on the disease state management of chronic and morbid obesity. We provide program management, operational consulting and clinical training services to physicians and hospitals involved in the medical and surgical treatment of morbidly obese patients. We also provide specialized vitamins to patients who have undergone obesity surgery. Our corporate website is www.ivow.com; information on our nutritional supplements for post-surgical gastric bypass patients may be found on www.vistavitamins.com. iVOW is the new corporate name of Vista Medical

Technologies, Inc. iVOW is traded on the Nasdaq Capital Market under the stock symbol IVOW.

Forward Looking Statements

This news release may contain forward-looking statements concerning the business and products of iVOW. Actual results may differ materially depending on a number of risk factors, including, but not limited to the following: the successful closing of the acquisition of Sound Health Solutions; the successful integration of the SHS business; our ability to penetrate the market for obesity surgery management services; customer acceptance of our products and services; decisions by Medicare and carriers to provide coverage for bariatric surgical procedures; uncertainties related to our healthcare services business model; and our efforts to maintain compliance with the continued listing requirements of the Nasdaq SmallCap Market. Other risks inherent in our business are described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and our most recent quarterly report on form 10-Q. We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For Further Information

AT iVOW:
Michael H. Owens, MD, MPH, FACPE, CPE
President & CEO
mowens@ivow.com
(760) 603-9120

AT FINANCIAL RELATIONS BOARD:
Tony Rossi
Media Contact
trossi@financialrelationsboard.com
(310) 854-8317